Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 21, 2015, relating to the financial statements and financial highlights which appear in the March 31, 2015 Annual Reports to Shareholders of iShares iBonds Sep 2015 AMT-Free Muni Bond ETF, iShares iBonds Sep 2016 AMT-Free Muni Bond ETF, iShares iBonds Sep 2017 AMT-Free Muni Bond ETF, iShares iBonds Sep 2018 AMT-Free Muni Bond ETF, iShares iBonds Sep 2019 AMT-Free Muni Bond ETF, iShares iBonds Sep 2020 AMT-Free Muni Bond ETF, iShares Asia 50 ETF, iShares Core S&P 500 ETF, iShares Core S&P Mid-Cap ETF, iShares Core S&P Small-Cap ETF, iShares Core S&P Total U.S. Stock Market ETF, iShares Emerging Markets Infrastructure ETF, iShares Europe ETF, iShares Global 100 ETF, iShares Global Clean Energy ETF, iShares Global Consumer Discretionary ETF, iShares Global Consumer Staples ETF, iShares Global Energy ETF, iShares Global Financials ETF, iShares Global Healthcare ETF, iShares Global Industrials ETF, iShares Global Infrastructure ETF, iShares Global Materials ETF, iShares Global Tech ETF, iShares Global Telecom ETF, iShares Global Timber & Forestry ETF, iShares Global Utilities ETF, iShares India 50 ETF, iShares International Developed Property ETF, iShares International Preferred Stock ETF, iShares Japan Large-Cap ETF, iShares Latin America 40 ETF, iShares Micro-Cap ETF, iShares Nasdaq Biotechnology ETF, iShares Russell 1000 ETF, iShares Russell 1000 Growth ETF, iShares Russell 1000 Value ETF, iShares Russell 2000 ETF, iShares Russell 2000 Growth ETF, iShares Russell 2000 Value ETF, iShares Russell 3000 ETF, iShares Core U.S. Growth ETF, iShares Core U.S. Value ETF, iShares Russell Mid-Cap ETF, iShares Russell Mid-Cap Growth ETF, iShares Russell Mid-Cap Value ETF, iShares Russell Top 200 ETF, iShares Russell Top 200 Growth ETF, iShares Russell Top 200 Value ETF, iShares S&P 100 ETF, iShares S&P 500 Growth ETF, iShares S&P 500 Value ETF, iShares S&P Mid-Cap 400 Growth ETF, iShares S&P Mid-Cap 400 Value ETF, iShares S&P Small-Cap 600 Growth ETF, iShares S&P Small-Cap 600 Value ETF and iShares U.S. Preferred Stock ETF which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

July 24, 2015